Exhibit 32.1

SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. §1350 as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Celldex Therapeutics, Inc. (the “Company”) hereby certify that to their knowledge and in their respective capacities that the Company’s quarterly report on Form 10-Q to which this certification is attached (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2018	By:	/s/ ANTHONY S. MARUCCI
	Name:	Anthony S. Marucci
	Title:	President and Chief Executive Officer

Date: May 10, 2018	By:	/s/ SAM MARTIN
	Name:	Sam Martin
	Title:	Senior Vice President and Chief Financial Officer

This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act. A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Celldex Therapeutics, Inc. and will be retained by Celldex Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.